                                                                  Exhibit 10.151

Trinity Capital Corporation
475 Sansome Street, 19th Floor, San Francisco, California 94111
(415) 956-3095 Fax: (415) 956-5187

LESSEE: MEADOW VALLEY CONTRACTORS, INC.   SUPPLIER: TRIMBLE PRODUCTS
        4411 S 40th STREET #D-11                    5475 KELLENBURGER ROAD
        PHOENIX, AZ 85040                           DAYTON, OH 45424
PHONE:  602-437-5400                      PHONE:    800-876-7800

EQUIPMENT: See Exhibit A attached hereto and made a part of this Schedule

EQUIPMENT SCHEDULE LEASE TERMS:

Commencement Date of Lease:               6-1-01 (To be filled in pursuant to Paragraph 1 below)
                                          -------
Lease Term (number of months):            48, plus any extension and renewal periods
                                          --
Number of Monthly Rentals paid in advance:1(First and Last 0)
                                          -                -
End of Term:                              Purchase Option: $1.00
                                                           -----
Monthly Rental Amount:                    $2,711.02, plus applicable taxes, if any
                                          ---------
Security Deposit, if any:                 N/A
                                          ---

                              TERM AND CONDITIONS

This Commercial Lease Agreement (the "Agreement") has been written in plain English. The words "you" and "your" herein refer to the Lessee listed above. The words "we", "us" and "our" refer to the Lessor, Trinity Capital Corporation.

1. Term and Rent. We agree to lease to you and you agree to lease from us the personal property listed in any attached exhibit, plus any replacements, additions and accessories attached to the property (the "Equipment") for the full number of consecutive months stated above (the "Lease Term"). You agree to pay to us the Monthly Rental payment ("Rental") for the full Lease Term and any renewals and extensions. This Equipment and the supplier referenced above have been selected by you and if you have entered into any purchase or supply contracts for the Equipment, you assign to us your rights under such supply contracts. By executing this Lease, you request us to order the Equipment, arrange for its delivery to you and pay for the Equipment upon your acceptance of it. This Lease will begin on the date when the Equipment is accepted by you and the Equipment will be deemed irrevocably accepted by you upon the earlier of: a) the delivery to us of a signed Acceptance Certificate (if requested by
us); or b) 10 days after delivery of the Equipment to you if previously you have not given written notice to us of your non-acceptance. Rentals are due monthly beginning in advance of the date you accept the Equipment and on the first day of each month thereafter for Equipment accepted on the 1st through the 14th day of the month or on the fifteenth day of each month thereafter for Equipment accepted on the 15th through the 24th day of the month or on the 25th day of each month thereafter for Equipment accepted from the 25th through the last day of the month.

2. Disclaimer of Warranties. We are leasing the Equipment to you "AS IS". WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE MERCHANTABILITY AND PERFORMANCE OF THE EQUIPMENT OR THE EQUIPMENT'S FITNESS FOR A PARTICULAR PURPOSE OR ITS COMPLIANCE WITH APPLICABLE LAW. WE MAKE NO WARRANTY OF TITLE TO ANY PORTION OF THE EQUIPMENT WHICH CONSISTS OF SOFTWARE, SOFTWARE LICENSES AND/OR THE RIGHT TO USE ANY SOFTWARE. You acknowledge that we do not manufacture, deliver or install the Equipment, we do not represent the supplier(s) of the Equipment and you have selected the Equipment and the supplier(s) based on your own judgment. You agree not to make any claim for any reason against us for consequential damages. You acknowledge you have been advised that you may have rights against the supplier(s) of the Equipment and that you should contact each supplier for a description of any such rights. So long as this Agreement is not in default, we assign to you any warranties received by us in connection with the Equipment.

3. Noncancelable Lease. This Agreement cannot be canceled and you agree that all your obligations are unconditional. Upon your acceptance of the Equipment and to the extent permitted by law, you agree to waive any rights to reject the Equipment and repudiate this Agreement pursuant to Sections 10401 through 10522 of the California Commercial Code.

4. Governing Law. You agree that this Agreement shall be governed by the laws of the State of California. You agree that any litigation, related to or arising from this agreement, may be brought only in the City and County of San Francisco, California and you consent to personal jurisdiction in either state or federal court.
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THE UNDERSIGNED AGREE TO ALL OF THE TERMS AND CONDITIONS ABOVE AND ON PAGE 2 OF
THIS AGREEMENT AND ANY ATTACHED EXHIBITS AND SCHEDULES MADE A PART OF THIS AGREEMENT. THIS IS A NON-CANCELABLE AGREEMENT.

LESSOR:
TRINITY CAPITAL CORPORATION
This Schedule shall not be binding on us until it has been accepted and executed by the Lessor at its San Francisco, CA. office.

Signature: /s/ Brad Forman
          ----------------------
Title:  SCO
      --------------------------
Date:   6-11-01
     ---------------------------

LESSEE:
MEADOW VALLEY CONTRACTORS, INC.
The undersigned affirms that he/she is a duly authorized corporate officer, partner or proprietor of the above-named Lessee.

Signature: X /s/ Kenneth D. Nelson
            ------------------------------
Title: X     VICE PRESIDENT
         ---------------------------------
Date: X      5-10-01
        ----------------------------------

The original of this Agreement has the Lessor's original signature. Any purchaser of this paper is hereby notified that a security interest has been granted to the party holding the copy of this Agreement with the original Lessor's signature.

                                     COMMERCIAL LEASE AGREEMENT NO.: 0025150-002
                                                                     -----------
                                                                     Page 2 of 2

5. Agency. You agree that no salesperson or representative of any supplier is acting on behalf of us or can bind us in any way.

6. Late Charges. Time is of the essence. If any Rental or other amount due under this Agreement is not paid within 10 days after its due date, you agree to promptly pay a late charge of 10% of the past due amount, subject to a $25 minimum, for those amounts under 30 days past due, plus interest on any amounts over 30 days past due at the rate of 1.5% per month. However, in no event shall these late charges exceed the maximum lawful charges.

7. Ownership and Use of Equipment. We are the owners of the Equipment and you have no rights to the Equipment except as provided for in this Agreement. You agree to keep the Equipment clear of all liens, claims and encumbrances. You agree that the Equipment will remain our personal property regardless of its attachment to realty. You agree to use the Equipment only for business purposes and in compliance with its intended use, any applicable laws and any license agreement pertaining to the Equipment. You agree to keep the Equipment at an appropriate and safe location, and you agree to promptly inform us of such location in advance. Subject to Sections 13 and 14 of this Agreement, you agree, at your expense, to return the Equipment to us at the end of the Lease Term (or any renewal term) to our address above, or to such address as we may designate in writing, in the same condition as it was delivered to you except for ordinary wear and tear. You agree that we are not responsible for any losses or injuries caused in connection with the Equipment. You agree to indemnify us for and, at our option and your expense, defend us against any claims, suits and actions, including negligence and strict liability, whenever made for losses or injuries related to the Equipment.

8. Equipment Maintenance. You are responsible, at your expense, to maintain the Equipment in good working order. If any Equipment is damaged, missing or does not work satisfactorily for any reason, you agree to continue to pay all Rentals and other amounts under this Agreement when they become due You shall not make any alterations to the Equipment without our advance written consent You agree that we may inspect the Equipment at any reasonable time.

9. Taxes and Fees. You agree to pay when due, either directly or to us upon our demand, all taxes, filing fees, license fees, interest and penalties relating to this Agreement and the Equipment. If we pay any of these amounts you agree to reimburse us upon demand and to pay to us a $25.00 service charge. You agree to pay to us a documentation fee of $75.00 to cover our costs of preparing this Agreement. You shall pay to us a fee of $20.00 for every check that is returned to us as unpaid by your bank.

10. Risk of Loss and Insurance. You are responsible for any loss or damage to the Equipment and/or caused by the Equipment until all of your obligations under this Agreement have been fulfilled. You agree to immediately notify us of any such losses or damages and of any insurance claims pertaining to the Equipment. If the Equipment or any portion of the Equipment is missing, stolen or damaged, you will, at our option and at your expense, promptly repair the Equipment to our satisfaction, replace the Equipment with comparable equipment of equal value or pay to us any default remedies described under Section 12 of this Agreement. At your expense you agree to keep the Equipment fully insured against loss until your obligations under this Agreement are paid in full, with any loss payable to us. You will maintain public liability coverage that is acceptable to us and include us as an insured on that policy. You agree to provide us with satisfactory evidence of the required insurance. You agree that we may sign, endorse and/or negotiate on your behalf as attorney-in-fact for you any instrument representing proceeds from any insurance policy covering the Equipment. If we obtain any of the required insurance for you, you agree to pay to us on demand the cost of that insurance. You acknowledge that we are not required to maintain any insurance and we will not be liable to you if we terminate or modify any insurance coverage that we may arrange.

11. Assignment. You may not sell, transfer, assign or sublease the Equipment or this Agreement without our advance written consent and payment to us of an assignment processing fee. You agree that we may sell or assign this Agreement and any security interest without notice to you, and that our assignee shall have all of our rights under this Agreement. You agree that the rights of our assignee will not be subject to any claims, defenses or setoffs that you may have against us.

12. Default and Remedies. You are in default if you a) fail to pay any Rental when due; b) fail to comply with any requirement of this Agreement and/or any other obligation to us and/or any license agreement, system support agreement, mandatory maintenance agreement or installation agreement, pertaining to the Equipment; c) any representation made to us by or on behalf of you and/or any guarantor of your obligations hereunder is found to have been false when made. Upon such default, we may, at our option, do one or more of the following:
a) require you to immediately pay the remaining amounts due under this Agreement including but not limited to the balance of unpaid Rentals discounted to its present value at a rate of 5% per year; b) terminate this Agreement and/or any other agreements we have entered into with you; c) require you to immediately pay us the value of the Equipment or promptly return the Equipment to us in good condition; d) peacefully enter onto your premises and take possession of the Equipment without liability to you for trespass or damages; e) deactivate the Equipment; and f) use any other remedies available to us at law or in equity. You agree that any delay or failure by us to enforce this Agreement does not prevent us from enforcing our rights at a later time. You agree to pay all of our costs to enforce this Agreement including reasonable attorney's fees and the costs of repossessing, refurbishing, storing and selling the Equipment. If we take possession of the Equipment, we may sell or otherwise dispose of it at a public or private sale, and apply the proceeds (after deducting our disposition costs) to the amounts that are due to us. Our acceptance of any amount due hereunder which is less than payment in full of all amounts due and owing at that time shall not constitute a waiver of our right to receive payment in full.

13. Renewal. Unless you have returned the Equipment to us by the end of the original Lease Term, this Agreement will be automatically renewed and the Lease Term extended on a continuing month-to-month basis at the same Monthly Rental amount as that of the final Rental of the original Lease Term. You can terminate this automatic renewal by sending advance written notice to us. Such termination shall be effective 30 days after our receipt of such notice, provided that you have returned the Equipment to us in good condition or purchased the Equipment from us by that termination date.

14. Purchase Option. If it is indicated above that you have been given an end of Lease Term purchase option and if you are not in default under this Agreement, you may purchase all of the Equipment at the end of the Lease Term for the stated price plus any applicable taxes and remaining amounts due hereunder. Such purchase of the Equipment shall be "AS IS, WHERE IS" and we make no warranties of any kind. If the purchase price is "Fair Market Value" and we and you cannot agree on such value, you may, at your expense, retain an independent appraiser acceptable to us and such appraisal shall be binding.

15. Miscellaneous. You agree that this Agreement is the entire agreement you have with us pertaining to this Equipment and it cannot be changed except as agreed by you and us in writing. You agree, however, that we are authorized, without notice to you, to supply missing information or correct obvious errors in this Agreement. You agree that the Rental amount may be adjusted to reflect any change in the Equipment cost as a result of any Equipment change orders, add-ons, returns, errors or other similar events verbally agreed to by you. In the event of any such adjustment, we will furnish you a written notice thereof. You agree that a signed faxed version of this Agreement and Acceptance Certificate shall be deemed to be of the same force and effect as an original of a manually signed Agreement and Acceptance Certificate. You agree that we can sign any applicable UCC financing statement as attorney-in-fact for you until such time as all of your obligations to us have been fulfilled. You hereby authorize any employee of yours to accept the Equipment and sign on your behalf any Acceptance Certificate pertaining to the Equipment. This Agreement is binding upon the successors and assigns of you and us. If there is more than one Lessee, your obligations shall be joint and several. You agree that all of our rights under this Agreement (including indemnity rights) shall survive any expiration or termination of this agreement.